For the Period January 1, 2007 through December 31, 2007

10f-3 Transactions

Latin America Equity Fund, Inc.


Date       Offering        Ticker    Broker         Price


02/15/2007 GVT Holding SA  GVTT3.SA  UBS Securities $18.00

04/27/2007 Wilson Sons Ltd WSON11.SA Banco UBS Pact R$23.77

06/21/2007 Intergroup Fina IFS4A     Citigroup      $14.00

07/26/2007 Multiplan Empre MULT3.SA  Banco UBS Pact $14.31

07/26/2007 Springs Global  SPGS3.SA  JP Morgan	    $10.88

10/25/2007 Bovespa Holding BOVH3.BZ  Goldman Sachs  R$23.00



                                        % of Offering

                        % of Offering   Allocated to

         Transaction    Allocated to    CSAM Clients

Shares   Amount         Fund            Including Funds

204000   $3,672,000     0.000%          0.58%

26000    R$618,020      0.100%          0.15%

63000    $882,000.00    0.330%          0.52%

188000	 R$4,700,000	0.510%		0.95%

121000	 R$2,299,000	0.400%		0.75%

12000	 R$276,000	0.005%		0.01%


% of Assets   Member              Offering AMT (M)

1.19%         Joint Lead Manager  52,000,000

0.00%         Joint Lead Manager  26,400,000

0.00%         Joint Lead Manager  100,000

0.67%	      Joint Lead Manager  36,939,435

0.33%	      Joint Lead Manager  30,000,000

0.07%	      Joint Lead Manager  705,000,000